                          INDEPENDENT AUDITORS' CONSENT



To the Board of Directors and Stockholders of EarthCare Company
Dallas, Texas


We consent to the incorporation by reference in this Registration Statement of EarthCare Company on Form S-8 of our reports dated March 11, 1999, of Magnum Environmental Services, Inc. for the years ended December 31, 1998 and 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

With respect to the Independent Accountants Report on the unaudited interim financial information of Magnum Environmental Services, Inc. for the six month periods ended June 30, 1999 and 1998 dated October 5, 1999, which is incorporated herein by reference, Rotenberg & Company, LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports and incorporated by reference herein, they did not audit and they did not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Rotenberg & Company, LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" on a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

We are aware that our review reports on the unaudited interim financial information of Magnum Environmental Services, Inc. for the six month periods ended June 30, 1999 and 1998 dated October 5, 1999, is incorporated by reference in this Registration Statement of EarthCare Company on Form S-8.

We are also aware that the aforementioned reports on the unaudited interim financial information, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



Rotenberg & Company, LLP
Rochester, New York
November 4, 1999